-2-
                                                     Exhibit 4.4(a)

                         APA OPTICS, INC.


       SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT
                        OF NE VENTURE, INC.


     THIS AGREEMENT, made effective this day of June, 1996, between APA OPTICS, INC., a Minnesota corporation (the "Company"), and NE Venture, Inc., a South Dakota corporation (the "Subscriber"):

                        W I T N E S S E T H

     In consideration of the mutual promises contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1. Agreement of Sale. Pursuant to Paragraph 7 of the Agreement of Intent and Due Diligence between the Company and Aberdeen Development Corporation ("ADC") dated May 8, 1995, as amended effective August , 1995 (the "Agreement of Intent"), the Company agrees to sell to the Subscriber, and the Subscriber agrees to purchase from the Company, shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") in the amounts and under the terms described below:

        a. On the date hereof, the Subscriber shall purchase 148,148 shares of Common Stock at a purchase price of $3.375 per share, or a total of $500,000. The Closing (the "First Closing") of such purchase and sale shall be held concurrently with the $700,000 loan to the Company by the Subscriber or ADC described in Paragraph 6 of the Agreement of Intent.

        b. On the date which is 90 days after the First Closing, the Subscriber shall purchase $700,000 worth of Common Stock, at a price per share equal to the average of the bid and asked prices of the Common Stock on The NASDAQ Small-Cap Market during the fiscal quarter immediately preceding such purchase. The closing (the "Second Closing") of such purchase and sale shall be held concurrently with the $300,000 loan to the Company by the Subscriber or ADC described in Paragraph 6 of the Agreement of Intent.

2. Issuance of the Warrants. In connection with loans described in Paragraph 6 of the Agreement of Intent, the Company shall issue to the Subscriber on each of the first five anniversary dates of this Agreement, a warrant to purchase shares of Common Stock (the "Warrants"), the number of which shall be calculated by dividing the dollar amount of job credits earned by the Company in the 12 months preceding that anniversary date (as described in the Agreement of Intent) by the exercise price. The exercise price shall be $4.00 for Warrants issued on the first anniversary date and shall increase by $1.00 per year thereafter so that the exercise price of the Warrants issued on the fifth anniversary date shall be $8.00. The Warrants shall be substantially in the form attached hereto as Exhibit A. If the loans described in Paragraph 6 of the Agreement of Intent are not made or if no job credits are earned, no Warrants shall
    be          issued.          The         exercise         price
    set forth in this Paragraph 2 to be used to calculate the number of Warrants to be issued pursuant to this Paragraph 2 shall be subject to adjustment from time to time in the manner and upon the occurrence of the events described in Paragraph 4 of the form of Warrant attached as Exhibit A to this Agreement.

3.  Purchase of and Sale of Common Stock.

        a. In order to purchase the Common Stock to be sold pursuant to Paragraph 1(a) or 1(b) hereunder, the Subscriber will notify the Company of its intent to make such purchase and within ten business days thereafter shall deliver cash or a check in the amount of the purchase price to the Company (the date on which the Subscriber shall deliver such payment is hereinafter referred to as the "First Closing Date"). If Common Stock is to be purchased pursuant to Paragraph 1(b) hereof, the Subscriber shall notify the Company at least five business days prior to the date on which the Subscriber intends to deliver payment so that the Company may verify the purchase price (the date on which the Subscriber shall deliver such payment is hereinafter referred to as the "Second Closing Date") .

        b. At each closing, the Company will deliver to the Subscriber a certificate registered in the Subscriber's name, dated as of such Closing Date, representing the shares of Common Stock purchased by the Subscriber at such Closing Date (the "Shares") against payment to the Company of the purchase price of the Shares being purchased by the Subscriber.

4. Representations and Warranties of the Company. In consideration of the Subscriber's agreement to purchase the Securities (as defined in Paragraph 6 of this Agreement), the Company represents and warrants to the Subscriber as follows:

        a. Organization. The Company is a duly organized and validly existing corporation under the laws of the State of Minnesota. The Company has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted and as proposed to be conducted. The Company has no subsidiaries or direct or indirect ownership interest in any firm, corporation, association or business. The Company has the requisite corporate power and authority to authorize, issue, sell and deliver the Securities and to otherwise perform its obligations under this Agreement. The Company is qualified to do business in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification.

        b. Good Standing. The Company is in good standing under the laws of the State of Minnesota, and there are no proceedings or actions pending to limit or impair any of its powers, rights and privileges, or to dissolve it.

        c. Corporate Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by proper
        corporate             action             of             the
        company. This Agreement has been duly executed and delivered by authorized officers of the Company and is a valid and binding agreement on the part of the Company that is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

        d. Shares. The Shares, when issued and paid for pursuant to the terms of this Agreement, will be duly and validly authorized, validly issued and outstanding, fully paid, nonassessable shares and will be free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Paragraph 7 of this Agreement.

        e. No Brokers or Finders. Except for the financial consultant being used by the Company, no person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against the Company or the Subscriber for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

        f.   Governmental  Consents.   Based  in  part   upon   the
        representations of the Subscriber in Paragraph 5, no consent, approval, qualification, or order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Agreement, the offer, sale, issuance or delivery of the Securities by the Company, or the performance by the Company of its obligations in respect thereof except such filings as have been made prior to the applicable Closing, except any notices of sale required to be filed with the Commission (as defined below) under Regulation D of the Act (as defined below), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

        g. No Conflicts. Neither the execution, delivery or performance by the Company of this Agreement, nor compliance with the terms and provisions hereof nor the consummation of the transactions contemplated hereby will
        (i) contravene any applicable law, statute, rule, regulation, order, writ, injunction or decree of any Federal, state or local government, court or governmental department, commission, board, bureau, agency or instrumentality, (ii) conflict or be inconsistent with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default (either immediately or with notice or the passage of time or both) under, any indenture, mortgage, deed of trust, credit agreement or instrument or any other material agreement or instrument to which the Company is a party or by which it may be bound or to which any of the foregoing may be subject or (iii) violate any provisions of the Articles of Incorporation or Bylaws of the Company.

        h. Litigation. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings pending or, to the best of the Company's knowledge, threatened against the Company or its properties, assets or business which, if determined adversely, would have a material adverse effect on the Company or its properties, assets or business and neither the Company nor any of its officers is aware of any facts which might result in or form the basis for any such action, suit or other proceeding. The Company is not in material default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality.

        i. Building Project. The Company will establish, and deliver to the Subscriber, a budget for the construction of the Company's new facility in Aberdeen, SD and for the acquisition of equipment for that facility. The budget shall show a total project cost including construction and acquisition costs of not less than $3,200,000.00. During the first 24 months following execution of this Agreement, the Company will provide the Subscriber with an accounting reflecting expenditures made under such budget from the proceeds of the sale of the Common Stock under this Agreement or the exercise of the Warrants under this Agreement.

        j. Securities Laws Filings. The Company has furnished to Subscriber complete and accurate copies of its annual report on Form 10-KSB ("10-KSB") for the fiscal year ended March 31, 1995, and quarterly reports on Form 10-QSB for the quarters ended June 30, 1995, September 30, 1995 and December 31, 1995, Proxy Statement for the Annual Meeting of Shareholders held August 16, 1995, and the 1995 Annual Report to Shareholders (the "SEC Filings"), in each case as filed with the Securities and Exchange Commission (the "Commission"). The Company has not filed with the Commission any registration statement, report, proxy or information statement or other information under the Act (as defined below), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the date of the filing of the 10-KSB, except the other SEC Filings, nor has it amended any of the SEC Filings except for an amendment to the June 30, 1995 Form 10-KSB.

        k. Changes. There has been no material adverse change in the financial condition or business, assets or properties of the Company since March 31, 1995, and December 31, 1995, other than normal recurring operating losses.

        l. Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist prior to the First Closing, of (a) 15,000,000 shares of common stock, $0.01 par value (the "Common Stock"), of which there are 7,990,007 fully paid and nonassessable shares duly issued and outstanding and no other shares issued and outstanding, 415,000 shares reserved for issuance upon the exercise of warrants and 10,000 shares reserved for issuance pursuant to the exercise of stock options and (b) 5,000,000 undesignated shares, none of which are outstanding. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No class of capital stock of the Company is entitled to preemptive or similar rights to purchase any securities of the Company.

5. Representations and Warranties of the Subscriber. In consideration of the Company's agreement to sell the Securities, the Subscriber hereby represents and warrants to the Company as follows:

        a. Information About the Company. The Subscriber has received, read, and understands the Agreement of Intent and the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1995 and Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1995, September 30, 1995 and December 31, 1995. Further, the Subscriber has had the opportunity to ask questions of, and receive answers from, the Company, or an agent of the Company, concerning the terms and conditions of the investment and the business and affairs of the Company and to obtain any additional information necessary to verify such information, and the Subscriber has received such additional information concerning the Company as the Subscriber considers necessary or advisable in order to form a decision concerning an investment in the Company.

        b. High Degree of Risk. The Subscriber realizes that the Securities are speculative and involve a high degree of risk, including the risks of receiving no return on the investment and of losing the investment in the Company.

        c. Ability to Bear the Risk. The Subscriber is able to bear the economic risk of investment in the Securities, including the total loss of such investment.

        d. Appropriate Investment. The Subscriber believes, in light of the information provided pursuant to Paragraph 5(a) above, that subscribing for the Securities pursuant to the terms of this Agreement is an appropriate and suitable investment for the Subscriber.

        e. Business Sophistication. The Subscriber and its executive officers are experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of purchasing securities of the Company.

        f.    Residency.    The   Subscriber   is   a   corporation
        incorporated under the laws of the State of South Dakota.

        g. Exemption. The Company reserves the right to request information from the Subscriber from time to time to permit the Company to verify that the issuance of the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants is exempt under the Act and any applicable state law.

6. Investment Purpose in Acquiring the Units. The Subscriber and the Company acknowledge that neither the Shares, the Warrants, nor the shares of Common Stock issuable upon exercise of the Warrants (collectively, the "Securities"), have been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and that such Securities will be issued to the Subscriber in reliance on exemptions from the registration requirements of the Act and applicable state securities laws and in reliance on the Subscriber's and the Company's representations and agreements contained herein. The Subscriber is subscribing to acquire the Securities for the account of the Subscriber for investment purposes only and not with a view to their resale or distribution. The Subscriber has no present intention to divide its participation with others or to resell or otherwise dispose of all or any part of the Securities. In making these representations, the Subscriber understands that, in the view of the Commission, exemption of the Securities from the registration requirements of the Act would not be available if, notwithstanding the representations of the Subscriber, the Subscriber has in mind merely acquiring the Securities for resale upon the occurrence or nonoccurrence of some predetermined event.

7. Compliance with Securities Act. The Subscriber agrees that if the Securities or any part thereof are sold or distributed in the future, the Subscriber shall sell or distribute them pursuant to the requirements of the Act and applicable state securities laws. The Subscriber agrees that the Subscriber will not transfer any part of the Securities without (a) obtaining an opinion of counsel satisfactory in form and substance to the counsel for the Company to the effect that such transfer is exempt from the registration requirements under the Act and applicable state securities laws or (b) such registration.

8. Restrictive Legend. The Subscriber agrees that Company may place a restrictive legend on the certificates representing the Securities containing substantially the following language:

    "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws. They may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under the applicable state securities laws, or an opinion of counsel satisfactory to the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under the applicable state securities laws."

9. Removal of Legend. Upon the sale of any of the Securities in accordance with Rule 144 or any similar rule then in effect, or pursuant to an effective registration statement, the Company shall instruct its transfer agent to issue new certificates for the Securities without the restrictive legend described in Paragraph 8. In addition, if the Subscriber delivers to the Company an opinion of counsel to the effect that no subsequent transfer of such Securities will require registration under the Act, the Company will promptly upon such contemplated transfer deliver new certificates evidencing such Securities that do not bear the legend set forth in Paragraph 8.

10. Stop Transfer Order. The Subscriber agrees that the Company may place a stop transfer order with its registrar and stock transfer agent covering all certificates representing the Securities.

11. Knowledge of Restrictions upon Transfer of the Securities. The Subscriber understands that the Securities are not freely transferable and may in fact be prohibited from sale for an extended period of time and that, as a consequence thereof, the undersigned must bear the economic risk of investment in the Securities for an indefinite period of time and may have extremely limited opportunities to dispose of the Securities. The Subscriber understands that Rule 144 under the Act permits the transfer of "restricted securities" of the type here involved only under certain conditions, including a minimum two-year holding period and the availability to the public of certain information concerning the Company.

12. Registration Rights. (a) In the event the Company files a registration statement under the Act during Registration Period (as defined below) for any Security, the Company will use its best efforts to permit the Subscriber to register that Security on a piggyback basis as part of such registration. The Company may require that the Subscriber pay all incremental costs associated with such piggyback registration. The Company may restrict the volume of the Subscriber's piggyback registration if the Company reasonably determines that such a reduction is necessary to avoid a material adverse impact on the registration and if, in connection with such reduction, the Company treats all holders of unregistered securities in an equivalent manner. The "Registration Period" with respect to any Security shall be the period beginning on the first anniversary date of the issuance of such Security to the Subscriber and ending on the second anniversary of the issuance of such Security, provided that the Registration Period with respect to any Security shall, if it has not previously expired, continue for so long as the Subscriber is not free to sell the Security under Rule 144(k). In the case of a Warrant, issuance shall be deemed to have occurred upon issuance of Common Stock upon exercise of the Warrant.

        b. Indemnification. In the event that any Securities held by Subscriber are included in a registration statement under Paragraph 12 of this Agreement:

                (i) The Company will indemnify and hold harmless the Subscriber and each of its officers and directors, and any underwriter (as defined in the Act) for the Subscriber and each person, if any, who controls the Subscriber or such underwriter within the meaning of the Act from and against any and all loss, damage, liability, cost and expense (or actions, proceedings or settlements in respect thereof) to which the Subscriber or any such underwriter or controlling person may become subject under the Act or otherwise, arising out of or based upon any statement or alleged untrue statement of any material fact by the Company contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto or any document incident to any registration, qualification or compliance, or arising out of or based upon the omission or alleged omission by the Company to state therein a material fact required to be stated therein or necessary to make the statements therein, in
            light                      of                       the
            circumstances in which they were made, not misleading and will reimburse the Subscriber and each person controlling the Subscriber, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Subscriber, such underwriter or such controlling person. It is agreed that the indemnity agreement contained in this Paragraph 12(b)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

                (ii)The Subscriber will indemnify and hold harmless
            the Company, and each of its officers and directors, and any underwriter (as defined in the Act) and each person, if any, who controls the Company or such underwriter within the meaning of the Act from and against any and all loss, damage, liability, cost and expense (or actions, proceedings or settlements in respect thereof) to which the Company or any such underwriter or controlling person may become subject under the Act or otherwise, arising out of or based upon any untrue or alleged untrue statement of any material fact by the Subscriber contained in such registration statement, any prospectus contained therein or any amendment of supplement thereto or any document incident to any registration, qualification or compliance, or arising out of or based upon the omission or the alleged omission by the Subscriber to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or any violation by the Subscriber of the Act or any rule or regulation thereunder applicable to the Subscriber and relating to action or inaction required of the Subscriber in connection with any such registration, qualification, or compliance, and will reimburse the Company and each person controlling the Company, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided, however, that the Subscriber shall be liable in the case of any such untrue statement or alleged untrue statement or omission or alleged omission only to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished to the Company by the Subscriber. It is agreed that the indemnity agreement contained in this Paragraph 12(c)(ii) shall not apply to amounts paid in settlement of any such loss,claim, damage, liability, or action if such settlement is effected without the consent of the Subscriber (which consent shall not be unreasonably withheld).

                (iii)If the indemnification provided for in Subsections (i) or (ii) above is held by a court of competent jurisdiction to be unavailable to the indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

13. Conditions of the Subscriber's Obligation. The obligation of the Subscriber to purchase and pay for the Shares that the Subscriber has agreed to purchase on a Closing Date is subject to the fulfillment prior to or on such Closing Date of the following conditions, any of which may be waived in whole or in part with respect to such Closing Date by the Subscriber.

        a. No Errors, etc. The representations and warranties of the Company under this Agreement will be true in all material respects as of the relevant Closing Date with the same effect as though made on and as of such Closing Date.

        b. Compliance with Agreement. The Company shall have performed and complied in all material respects with all agreements or conditions required by this Agreement and the Agreement of Intent to be performed and complied with by it prior to or as of such Closing Date.

        c. Secretary's Certificate. The Company shall have delivered to the Subscriber a certificate, dated such Closing Date, executed by the Secretary of the Company and substantially in the form of Exhibit B.

        d. President's Certificate. The president of the Company shall have delivered to the Subscriber at such Closing a certificate certifying that the conditions specified in this Paragraph 13 have been fulfilled.

        e. Required Filings. All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained.

 14.Conditions to the Company's Obligations. The obligation of the Company to consummate the transactions contemplated by this Agreement on a Closing Date is subject to the satisfaction of the following conditions on or before such Closing Date, any of which may be waived in whole or in part by the Company.

        a. No Errors, Etc. The representations and warranties of the Subscriber under this Agreement will be true in all material respects as of the relevant Closing Date as though made on and as of such Closing Date.

        b. Compliance with Agreement. The Subscriber will have performed and complied in all material respects with all agreements required by this Agreement and the Agreement of Intent to be performed and complied with by it prior to or as of such Closing Date.

        c. Required Filings. All material governmental filings, authorizations and approvals that are required for, or as a result of, the consummation of the transactions contemplated hereby will have been duly made and obtained.

15. Mutual Conditions. The several obligations of the Company and of the Subscriber to consummate the transactions contemplated by this Agreement on a Closing Date are subject to the satisfaction of the following conditions as of such Closing Date.

        a. Pending Proceedings. There will not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, delay or otherwise directly or indirectly restrain or prohibit the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to invalidate or render unenforceable any material provision of this Agreement or
        (iii) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

        b. Governmental Actions. There will not be any action taken or any statute, rule, regulation, judgment, order or injunction, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency that could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Paragraph 15(a).

16. Binding Effect. Except as otherwise expressly provided in this Agreement or the exhibits hereto, neither this Agreement nor any interest herein shall be assignable by the Subscriber or the Company without the prior written consent of the other party. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

17. Representations to Survive Delivery. The covenants, representations, warranties, agreements and statements of the Company and of the Subscriber contained in this Agreement or in any certificate, statement or document furnished in connection herewith or in connection with the transactions contemplated hereby will remain operative and in full force and effect and will survive any investigation at any time by the Company or the Subscriber, the payment of the purchase price pursuant to
    Section 3 above and the delivery of certificates representing the Securities. All statements contained in any certificate, instrument or other writing (except legal opinions) delivered pursuant hereto or in connection with the transactions contemplated herein shall constitute representations and warranties hereunder made by the party hereto who is responsible for such delivery.

18. Changes, Waiver, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

19. Expenses. Except as otherwise expressly provided for herein or in the Agreement of Intent, the Subscriber and the Company will pay all of their own expenses (including attorneys' and accountants' fees) in connection with the negotiation and preparation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated hereby (whether consummated or not).

20. Rule   144   Reporting.   With  a  view  to   maintaining   the
    availability to the Subscriber of Rule 144 under the Act, the Company agrees to use its best efforts to:

        a. Make and keep available public information regarding the Company at all times as those terms are understood and defined in Rule 144 under the Act; and

        b. File with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time during which it is subject to such reporting requirements.

        c. The Company will, so long as the Subscriber owns any of the Securities, furnish to the Subscriber upon written request, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as the Subscriber may reasonably request in availing itself of any rule or regulation of the Commission allowing the Subscriber to sell any such securities without registration.

21. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

22. Counterparts. This Agreement may be executed concurrently in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

23. Entire   Agreement.  This  Agreement  (including  the  exhibits
    hereto) constitute the entire agreement of the parties hereto with respect to the subject matter hereof (and thereof).

24. Governing  Law.   This  Agreement  shall  be  governed  by  and
    construed  in  accordance  with  the  laws  of  the  State   of
    Minnesota.


                                  NE VENTURE, INC.



                                  By


                                     Its

                                  P.O. Box 1179
                                  Aberdeen, South Dakota  57402-
                                  1179


                                  The Company hereby accepts the
                                  subscription evidenced by this
                                  Subscription and Investment
                                  Representation Agreement:

                                  APA OPTICS, INC.

                                  By:





                                  Its:


                                  Date:

                      SUBSCRIBER INFORMATION




     NE VENTURE, INC.
(Please print name(s) in which the Securities are to be issued)



Taxpayer                          I.D.                          No.
Taxpayer I.D. No.
                                      (If more than one investor)



Address:  P.O. Box 1179

City:      Aberdeen                             State:   SD     Zip
Code: 57402-1179

Telephone Number  (   605   )    229-5335



Check One:

       Individual Ownership                     Tenants in Common
       Joint Tenants (JTWROS)   X   Other (Specify:  Corporation )

                     CERTIFICATE OF SIGNATORY





     I,                       ,  am the                          of
                  NE                  Venture,                 Inc.
     (the "Entity").

    I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription and Investment Representation Agreement and to purchase and hold the Securities and certify further that the Subscription and Investment Representation Agreement has been duly and validly authorized by and executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

     IN  WITNESS  WHEREOF, I have set my hand  this         day  of
             , 1996.